UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2021

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)
Preferred Shares Purchase Rights	N/A	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The Amended and Restated Rights Agreement, dated as of June 30, 2020, by and among the Company, Computershare Inc., as rights agent, and, solely with respect to Section 37 thereof, Office Depot LLC, expired in accordance with its terms on May 4, 2021. Stockholders are not required to take any action as a result of this expiration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: May 4, 2021	/s/ N. DAVID BLEISCH
	Name:	N. David Bleisch
	Title:	EVP, Chief Legal & Administrative Officer

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